Exhibit 10.17

STOCK OPTION AGREEMENT

1. Grant of Option. Accretive Health, Inc., a Delaware corporation (the “Company”), hereby grants to Stephen F. Schuckenbrock (the “Optionee”), effective as of April 3, 2013 (the “Grant Date”), a nonqualified option to purchase 2,903,801 shares of the Common Stock of the Company, at a price of $9.56 per share, exercisable as set forth in, and subject to the terms and conditions of, this Stock Option Agreement and the Employment Agreement dated as of April 2, 2013 between the Company and the Optionee (the “Employment Agreement”).

2. Exercisability of Option.

(a) Beginning as of the Grant Date, and continuing for as long as the Executive is employed by (or serving on the Board of) the Company, this option shall become vested, and exercisable, on a ratable monthly basis over forty eight (48) months with respect to the shares of Common Stock that are subject to it, and thus shall become fully exercisable as to all such shares no later than the fourth anniversary of the Grant Date.

(b) In the event that the Term of Employment and Term of Board Service is terminated in accordance with Section 9(a) of the Employment Agreement (relating to death and Disability), this option (x) shall become fully vested and exercisable as of the Termination Date for all shares for which it would have become exercisable (pursuant to Section 2(a) above) through the first anniversary of such date, and (y) shall remain exercisable for all shares for which it is, or becomes, exercisable as of the Termination Date until the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(c) In the event that the Term of Employment or Term of Board Service is terminated in accordance with Section 9(b) of the Employment Agreement (relating to Cause terminations), this option, to the extent that it is or becomes exercisable as of the Termination Date, shall remain fully exercisable until the earlier of: (i) 11:59 p.m. on the 30th day following such date and (ii) the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(d) In the event that the Term of Employment is terminated in accordance with Section 9(c) of the Employment Agreement (relating to terminations without Cause), this option (x) shall become fully vested and exercisable as of the Termination Date for all shares for which it would have become exercisable (pursuant to Section 2(a) above) through the first anniversary of such date and (y) shall, to the extent that it is, or becomes, exercisable as of the Termination Date, remain fully exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(e) In the event that the Term of Board Service is terminated in accordance with Section 9(c) of the Employment Agreement (relating to terminations without Cause), this option (x) shall become fully vested and exercisable as of the Termination Date for all shares for which it would have become exercisable (pursuant to Section 2(a) above) through the second anniversary of such date and (y) shall, to the extent that it is, or becomes, exercisable as of the Termination Date, remain fully exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(f) In the event that the Term of Employment or Term of Board Service terminates under circumstances governed by Section 9(d) of the Employment Agreement (relating to voluntary terminations), then this option shall, to the extent that it is exercisable as of the Termination Date, remain exercisable until (i) in the case of such voluntary termination prior to the first anniversary of the Grant Date, the earlier of 11:59 p.m. on the 90th day following such Termination Date and the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised, or (ii) in the case of such voluntary termination on or after the first anniversary of the Grant Date, 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(g) In the event that the Term of Employment terminates by expiration pursuant to notice of non-extension in accordance with Section 2(a) of the Employment Agreement, then this option shall, to the extent that it is exercisable as of the Termination Date, remain exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(h) In the event that the Term of Board Service terminates by expiration in accordance with Section 2(b) of the Employment Agreement, then this option shall, to the extent that it is exercisable as of the Termination Date, remain exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(i) Anything elsewhere to the contrary notwithstanding, upon any termination of the Executive’s employment or Board service that is upon or within six months prior to a Change in Control and that is governed by Section 9(c) of the Employment Agreement (relating to terminations without Cause), this option shall become fully vested and exercisable with respect to all shares that are subject to it and shall remain fully exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

(j) This option shall become fully vested and exercisable upon the occurrence of any Change in Control and shall remain fully exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

3. Exercise of Option.

(a) Method of Exercise. Subject to the conditions set forth in this Stock Option Agreement, this option may be exercised from time to time by delivery of written notice of exercise to the Company from the Optionee. Such notice shall specify the total number of shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of shares for which the option is then exercisable, provided that no such exercise may be for any fractional share.

(b) Method of Payment. Payment of the purchase price for shares purchased upon an exercise of this option may be made (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company, in each case in an amount equal to the purchase price of such shares; (ii) with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), by delivery to the Company of shares of Common Stock then owned by the Optionee having an aggregate Fair Market Value as of the date of delivery equal to the purchase price of such shares; (iii) with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), through reasonable broker-assisted cashless exercise procedures that are from time to time established by the Company (if any) and that afford the Optionee the opportunity to sell immediately some or all of the shares underlying the exercised portion of this option in order to generate sufficient cash to pay the option purchase price; or (iv) by any combination of (i), (ii) or (iii).

(c) Delivery of Shares Tendered in Payment of Purchase Price. Payment by delivery of shares may be effected by delivering one or more stock certificates or by otherwise delivering shares to the Company’s reasonable satisfaction (including, without limitation, through an “attestation” procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of shares shall promptly be returned by the Company.

(d) Delivery of Option Shares. The Company shall, upon payment in accordance with Section 3(a) above of the aggregate purchase price for the number of shares purchased, make prompt delivery of such shares to the Optionee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All shares delivered upon any exercise of this option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of the same class are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which shares of the same class are then listed or qualified. The Company shall deliver cash in lieu of any fractional share. In no event shall the Executive voluntarily transfer more than twenty percent (20%) of the securities acquired upon exercising this option (other than as permitted under Section 4, below, or in connection with a Change in Control) on or before the second anniversary of the Grant Date.

4. Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred in whole or in part (x) by will or the laws of descent and distribution or (y) gratuitously to any Family Member who agrees to be bound by the provisions of this Stock Option Agreement. For purposes of clause (y) of the preceding sentence, “Family Member” shall mean “family member” as such term is used as of the Grant Date in Section A.1.(a)(5) of the General Instructions to SEC Form S-8. Any Person to whom this option has been transferred in whole or in part in accordance with the first sentence of this Section 4 shall, to the extent of the transfer, succeed to the rights, and assume the obligations, of the Optionee under Sections 2, 3, 4 through 7 and 10 of this Stock Option Agreement, except that the transferee may not transfer this option (in whole or in part) pursuant to clause (y) of the preceding sentence to any Person to whom the original Optionee would not have been permitted to transfer this option (in whole or in part). The Optionee shall give notice to the Company of any transfer of this option, in whole or in part, pursuant to clause (y) of the first sentence of this Section 4.

5. Adjustment Provisions. In the event that, at any time after the Grant Date, any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of securities of any class then subject to this option occurs, appropriate adjustment(s) shall promptly be made so as to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option, including, without limitation, one or more of the following as determined by the Company: (i) adjustment(s) to the number and/or kind of securities subject to this option, (ii) adjustment(s) to the exercise price and/or the other terms and conditions of this option, (iii) provision for supplemental distributions of cash, securities and/or other property, or (iv) any combination of the foregoing.

6. Treatment of Option on Change in Control. In connection with a Change in Control, the Company may take any one or more of the following actions as to all or any portion of the outstanding Stock Option hereunder:

(a) provide that the Stock Option shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with such adjustments as may be necessary to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option consistent with the provisions of Section 5 hereof;

(b) terminate the Stock Option effective as of the date of the Change in Control, by delivering notice of termination to the Optionee at least twenty (20) days prior to the date of consummation of the Change in Control, in which case, during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, the Optionee shall have the right to exercise the Stock Option in full (without regard to any limitations on vesting or exercisability otherwise contained herein), with any such exercise being contingent on the consummation of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void;

(c) provide that the Stock Option shall become vested and exercisable, in whole or in part, prior to such Change in Control;

(d) make or provide for a cash payment to the Optionee with respect to the Stock Option equal to (A) the number of shares of Common Stock subject to the Stock Option multiplied by (B) the excess, if any (or zero, if there is no such excess), of (I) the Fair Market Value of a share of Common Stock on the date of such Change in Control over (II) the exercise price per share of the Stock Option, in exchange for the termination of the Stock Option; or

(e) any combination of the foregoing.

7. Intentionally Omitted.

8. Tax Withholding. The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable income, excise, employment and other tax withholding requirements (“tax obligations”). The Optionee may satisfy any such tax obligations in any of the manners provided in Section 3(b) above for payment of the purchase price.

9. The Company’s Representations. The Company represents and warrants that (a) it is fully authorized by action of its Board (and of any Person or body whose action is required) to enter into this Stock Option Agreement and to perform its obligations under it; (b) the execution, delivery and performance of this Stock Option Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document (x) to which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is a party or (y) by which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is bound; and (c) upon the execution and delivery of this Stock Option Agreement by the Company and the Optionee, this Stock Option Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

10. Miscellaneous.

(a) Any Claim arising out of or relating to this Stock Option Agreement shall be resolved by binding arbitration in accordance with Section 16 of the Employment Agreement.

(b) All notices and other communications relating to this Stock Option Agreement shall be given as provided in Section 17 of the Employment Agreement.

(c) Sections 18(b), 18(c), 18(d), 18(e) (second sentence only), 18(f), 18(g), 18(i) and 18(j) of the Employment Agreement (relating, respectively, to amendment and waiver, inconsistencies, headings, references, survivorship, severability, governing law and counterparts) shall be deemed incorporated herein in full, with the references to the “Agreement” in such Sections being treated as references to this Stock Option Agreement, the references to the “Executive” in such Sections being treated as references to the original Optionee.

(d) All capitalized terms not defined in this Stock Option Agreement shall have the meanings set forth in the Employment Agreement.

(e) Nothing contained in this Stock Option Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee, or his service on its Board, for any particular period of time.

(f) The issuance of the shares of Common Stock upon exercise of the Stock Option pursuant to this Stock Option Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto, and the Company shall use its best reasonable efforts to satisfy all applicable legal requirements to ensure that the issuance of shares of Common Stock may be made promptly upon exercise of the Stock Option hereunder. The Company shall not be obligated to issue the shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the issuance of the shares of Common Stock upon exercise of the option hereunder, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

(g) All questions concerning the construction, validity and interpretation of this Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

Grant Date: April 3, 2013

Accretive Health, Inc.

	By:	/s/ Daniel Zaccardo
	Name:	Daniel Zaccardo
	Title:	SVP/General Counsel

ACCEPTED

OPTIONEE

/s/ Stephen F. Schuckenbrock
Stephen F. Schuckenbrock